EXHIBIT 4







                      SIERRA TAHOE BANCORP

                              and

              AMERICAN STOCK TRANSFER & TRUST CO.

                          Rights Agent


                        RIGHTS AGREEMENT


                  Dated as of January 16, 1996

                        TABLE OF CONTENTS



                                                          Page(s)

SECTION 1.    CERTAIN DEFINITIONS                               2

SECTION 2.    APPOINTMENT OF RIGHTS AGENT                       9

SECTION 3.    ISSUE OF RIGHT CERTIFICATES                      10

SECTION 4.    FORM OF RIGHT CERTIFICATES                       13

SECTION 5.    COUNTERSIGNATURE AND REGISTRATION                15

SECTION 6.    TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE
              OF RIGHT CERTIFICATES; MUTILATED, DESTROYED,
              LOST OR STOLEN RIGHT CERTIFICATES                16

SECTION 7.    EXERCISE OF RIGHTS; PURCHASE PRICE;
              EXPIRATION DATE OF RIGHTS                        18

SECTION 8.    CANCELLATION AND DESTRUCTION OF RIGHT
              CERTIFICATES                                     23

SECTION 9.    AVAILABILITY OF PREFERRED STOCK                  24

SECTION 10.   PREFERRED STOCK RECORD DATE                      26

SECTION 11.   ADJUSTMENT OF PURCHASE PRICE, NUMBER OF
              SHARES OR NUMBER OF RIGHTS                       27

SECTION 12.   CERTIFICATE OF ADJUSTED PURCHASE PRICE OR
              NUMBER OF SHARES                                 44

SECTION 13.   CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
              ASSETS OR EARNING POWER                          44

SECTION 14.   FRACTIONAL RIGHTS AND FRACTIONAL SHARES          52

SECTION 15.   RIGHTS OF ACTION                                 55

SECTION 16.   AGREEMENT OF RIGHT HOLDERS                       56

SECTION 17.   RIGHT CERTIFICATE HOLDER NOT DEEMED A
              STOCKHOLDER                                      57

SECTION 18.   CONCERNING THE RIGHTS AGENT                      58

SECTION 19.   MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
              RIGHTS AGENT                                     59

SECTION 20.   DUTIES OF RIGHTS AGENT                           60

SECTION 21.   CHANGE OF RIGHTS AGENT                           64

SECTION 22.   ISSUANCE OF NEW RIGHT CERTIFICATES               66

SECTION 23.   REDEMPTION                                       67

SECTION 24.   EXCHANGE                                         69

SECTION 25.   NOTICE OF CERTAIN EVENTS                         72

SECTION 26.   NOTICES                                          74

SECTION 27.   SUPPLEMENTS AND AMENDMENTS                       75

SECTION 28.   REGISTRATION OF SECURITIES                       77

SECTION 29.   DETERMINATION AND ACTIONS BY THE BOARD OF
              DIRECTORS                                        77

SECTION 30.   SUCCESSORS                                       78

SECTION 31.   BENEFITS OF THIS AGREEMENT                       78

SECTION 32.   SEVERABILITY                                     79

SECTION 33.   GOVERNING LAW                                    79

SECTION 34.   COUNTERPARTS                                     79

SECTION 35.   DESCRIPTIVE HEADINGS                             80

Exhibit A:    Form of Certificate of Designation for Series A
              Junior Participating Preferred Shares

Exhibit B:    Form of Right Certificate

Exhibit C:    Summary of Rights to Purchase Preferred Sharers













                              - ii -
                         RIGHTS AGREEMENT

    Agreement, dated as of January 16, 1996 between Sierra Tahoe
Bancorp, a California corporation ("Company"), and American Stock
Transfer & Trust Co. ("Rights Agent").

    Pursuant to this Agreement, the Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right ("Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding on January 16, 1996 ("Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Stock share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Stock share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

    Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1.    CERTAIN DEFINITIONS

    For purposes of this Agreement, the following terms have the meanings indicated:

    (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or of any entity holding Common Stock for or pursuant to the terms of any such plan, PROVIDED, HOWEVER, that if a Person is the Beneficial Owner at the close of business on the date of this Agreement of ten percent (10%) or more the Common Stock of the Company, such Person shall not be deemed an Acquiring Person unless and until such Person acquires any additional Common Stock in any manner other than pursuant to a stock dividend, stock split, recapitalization, or similar transaction that does not affect the percentage of outstanding Common Stock. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Stock of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 10% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if a majority of the Board of Directors then in office determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph
(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph
(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes to this Agreement.

    (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Agreement.

    (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

         (i)  which such Person or any of such Person's
Affiliates or Associates beneficially owns, directly or indirectly;

         (ii) which such Person or any of such Person's
Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding
(other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or from and after, but only after, the exercise of conversion rights, exchange rights, rights (other than these Rights at any time prior to the occurrence of an Flip-In Event, but thereafter including these Rights acquired from and after the Distribution Date (as defined in Section 3(a) below)), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding;
PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

         (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso in Section 1(d)(ii)(B)) or disposing of any securities of the Company; PROVIDED, HOWEVER, that in no case shall an officer or director of the Company be deemed the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in such plan.

    Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder. Furthermore, directors and officers of the Company shall not be deemed to beneficially own each others Common Stock solely due to their status as a director or officer of the Company.

    (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

    (f)  "Close of business" on any given date shall mean
5:00 P.M., San Francisco time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., San Francisco time, on the next succeeding Business Day.

    (g) "Common Stock" shall mean the Common Stock, no par value, of the Company (as such term is defined in the introductory paragraphs above) or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed, except that "Common Stock" when used with reference to any Person other than the Company shall mean the shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series upon any voluntary or involuntary liquidation, dissolution, or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; PROVIDED, HOWEVER, that if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Stock" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each class or series outstanding at such time.

    (h)  "Current Value" shall have the meaning set forth in
Section 11(a)(iv) hereof.

    (i)  "Distribution Date" shall have the meaning set forth in
Section 3 hereof.

    (j) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

    (k)  "Flip-In Event" shall have the meaning set forth in
Section 11(a)(ii) hereof.

    (l) "Person" shall mean any individual, firm, partnership, joint venture, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

    (m) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, no par value, of the Company having the rights and preferences set forth in the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock attached hereto as Exhibit A.

    (n)  "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

    (o)  "Redemption Date" shall have the meaning set forth in
Section 7 hereof.

    (p) "Registered Common Stock" shall have the meaning set forth in Section 13(d) hereof.

    (q) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the directors of the Company shall become aware of the existence of an Acquiring Person.

    (r)  "Spread" shall have the meaning set forth in Section
11(a)(iv) hereof.

    (s) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

    (t) "Substitution Period" shall have the meaning set forth in Section 11(a)(iv) hereof.

    (u)  "Trading Day" shall have the meaning set forth in
Section 11(d)(i) hereof.

SECTION 2.    APPOINTMENT OF RIGHTS AGENT

    The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company shall determine.



SECTION 3.    ISSUE OF RIGHT CERTIFICATES

    (a) Until the earlier of the close of business on (i) the tenth day after the Stock Acquisition Date, or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Stock aggregating 10% or more of the then outstanding Common Stock (irrespective of whether any shares of Common Stock are actually purchased pursuant to such offer) (including any such date which is after the date of this Agreement and prior to the issuance of the Rights), (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto ("Right Certificate"), evidencing one Right for each Common Stock share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

    (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C hereto ("Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof regardless of whether a copy of the Summary of Rights is attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

    (c) Certificates for shares of Common Stock which become outstanding (including, without limitation, reacquired shares of Common Stock referred to in the last sentence of this paragraph
(c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

    This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Sierra Tahoe Bancorp and American Stock Transfer & Trust Co., dated as of January 16, 1996 ("Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Sierra Tahoe Bancorp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Sierra Tahoe Bancorp will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

    With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or Final Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, the Company shall not be entitled to exercise any Rights associated with such Common Stock while they are not outstanding.

SECTION 4.    FORM OF RIGHT CERTIFICATES

    (a) The Right Certificates (and the forms of election to purchase Preferred Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or other organization on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Stock share as shall be set forth therein at the price per one one-hundredth of a Preferred Stock share set forth therein ("Purchase Price"), but the number of such one one-hundredths of a Preferred Stock share and the Purchase Price shall be subject to adjustment as provided herein.

    (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, except a transferee purchasing from or through a nationally recognized broker-dealer where such transferee and such transferee's Associates and Affiliates do not collectively acquire, and will not have acquired during the preceding twenty (20) calendar days, in combination with the proposed transfer, an amount of Common Stock equal to more than one percent (1%) of the outstanding shares of Common Stock, and
(iii) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to wither (A) a transfer (whether or not for consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors otherwise conclude in good faith is part of a plan, arrangement, or understanding which has as a primary purpose or effect avoidance of Section 7(f) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

    The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become void in the circumstances specified in
Section 7(f) of such Agreement.

SECTION 5.    COUNTERSIGNATURE AND REGISTRATION

    (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any of its Executive Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

    (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6.    TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF
RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT
CERTIFICATES

    Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Stock share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 7.    EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION
DATE OF RIGHTS

    (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Stock share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on January 16, 2006 ("Final Expiration Date"),
(ii) the time at which the Rights are redeemed as provided in
Section 23 hereof ("Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

    (b) The Purchase Price for each one one-hundredth of a Preferred Stock share pursuant to the exercise of a Right shall initially be $40.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof or by amendment consistent with Section 27 hereof, and shall be payable in lawful money of the United States of America or otherwise in accordance with paragraph (c) below.

    (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash, certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly
(i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Stock share as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

    The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof shall be made in cash or by certified check, cashier's check, bank draft, or money order payable to the order of the Company, except that if so provided by the Board, the payment of the Purchase Price following the Flip-In Event and until the first occurrence of an event described in Section 13 may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock of the Company equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities of the Company, pay cash, and/or distribute other property pursuant to Section 11(a)(ii) hereof, subject to Section 14 hereof the Company will make all arrangements necessary so that such other securities, cash, and/or property are available of distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to
Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping, or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by
Section 11(a)(ii).

    (d) In case the registered holder of any Right Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

    (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock or any Preferred Stock held in its treasury, the number of Preferred Stock shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

    (f) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Flip-In Event, any Rights beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) except as provided below or in Section 4(b), a transferee of an Acquiring Person (or any such Associated or Affiliate) who becomes a transferee after the Acquiring Person becomes such, and (c) except as provided below, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (ii) a transfer which the Board of Directors otherwise conclude in good faith is part of a plan, arrangement, or understanding which has as a primary purpose or effect avoidance of this Section 7(f), shall become null and void without any further action, and any holder of such Rights shall thereupon have no right to exercise such Rights under any provision of this Agreement. A majority of the Board of Directors may in appropriate circumstances waive application of this Section 7(f) and the requirements of Section 4(b) to any transfer by and Acquiring Person in connection with a transfer or series of transfers which cause an Acquiring Person to become the Beneficial Owner of voting securities having less than ten percent (10%) of the Common Stock of the Company. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(f) hereof are complied with, but shall have no liability to any holder of Rights for the inability to make any determinations with respect to an Acquiring Person or any of their respective Affiliates, Associates, or transferees thereunder.

    (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8.    CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES

    All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.    AVAILABILITY OF PREFERRED STOCK

    (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Flip-In Event, Common Stock, and/or securities) or any authorized and issued shares of Preferred Stock (and following the occurrence of a Flip-In Event, Common Stock, and/or other securities) held in its treasury, the number of shares of Preferred Stock (and, following the occurrence of a Flip-In Event, Common Stock, and/or other securities) that, except as provided in Section 11(a)(iii) and subject to Section 7(f) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

    (b) So long as shares of Preferred Stock (and, following the occurrence of a Flip-In Event, Common Stock, and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

    (c) The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights. The Company will also take such action as may be appropriate under the "blue sky" laws of the various states.

    (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

    (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

SECTION 10.   PREFERRED STOCK RECORD DATE

    Each person in whose name any certificate for Preferred
Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11.   ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR
NUMBER OF RIGHTS

    The Purchase Price, the number of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

    (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(f) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both
Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to
Section 11(a)(ii).

         (ii) Subject to Section 24 of this Agreement, at the close of business on the tenth (10th) day after the Stock Acquisition Date, or such later date as may be provided by the Board of Directors under the terms of Section 23(a), ("Flip-In Event"), proper provision shall be made so that each holder of a Right, except as provided below in Section 7(f) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company (such number of shares being referred to herein as the "Adjustment Stock") as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current per share market price (determined pursuant to Section 11(d) hereof) of Common Stock on the date on which the first of the events listed above in this subparagraph (ii) occurs. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

         (iii) The right to buy Common Stock of the Company pursuant to subparagraph (ii) of this paragraph (a) shall not arise as a result of any Person becoming an Acquiring Person through a purchase of Common Stock pursuant to a tender offer made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; PROVIDED, HOWEVER, that such tender offer shall provide for the acquisition of all of the outstanding Common Stock held by any Person other than such Person and its Affiliates or Associates at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment or financial advisers, to be (A) fair to stockholders from a financial perspective (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (B) otherwise in the best interests of the Company and its stockholders, employees, customers and communities in which the Company does business.

         (iv) In the event that there shall not be sufficient Common Stock authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Stock issuable upon the exercise of a Right ("Current Value"), over (2) the Purchase Price (such excess being hereinafter referred to as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such unavailable Adjustment Stock, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
(3) other equity securities of the Company, including without limitation, Preferred Stock, (4) debt securities of the Company,
(5) other assets, or (6) any combination of the foregoing, having, together with the Adjustment Stock issued upon exercise of such Right, an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; PROVIDED, HOWEVER, if, within 30 days following the date of the Flip-In Event, the Company shall have not made adequate provision to deliver value pursuant to clause
(B) above, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent such shares are available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 120 days following the date of the occurrence of the Flip-In Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, hereinafter referred to as the "Substitution Period"). To the extent that the Company determines that action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Stock shall be the current per share market price (as determined pursuant to Section 11(d) hereof) per Common Stock shares on the date of the occurrence of the earliest of the Flip-In Event.

    (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred shares")) or securities convertible into Preferred Stock or equivalent preferred shares at a price per Preferred Stock shares or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred shares) less than the then current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Stock outstanding on such record date plus the number of Preferred Stock which the aggregate offering price of the total number of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Stock outstanding on such record date plus the number of additional Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

    (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Stock shares and the denominator of which shall be such current per share market price of the Preferred Stock; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

    (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 20 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 20 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last reported trade in the over-the-counter market, as reported by the NASDAQ National Market ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in
Section 11(d)(i). If the Preferred Stock are not publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to
Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

    (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Stock shares or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

    (f)  If as a result of an adjustment made pursuant to
Section 11(a) or Section 13 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b) (c), (e), (g), (h), (i), (j), (k), and (m),
inclusive, and the provisions of Sections 7, 9, 10, 13, and 14, with respect to the Preferred Stock shall apply on like terms to any such other shares.

    (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Stock shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

    (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and
(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Stock shares (calculated to the nearest one one-millionth of a Preferred Stock shares) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

    (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Stock shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Stock shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

    (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Stock shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Stock shares which were expressed in the initial Right Certificates issued hereunder.

    (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Stock at such adjusted Purchase Price.

    (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

    (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

    (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)),
(ii) permit or cause any Person to consolidate with the Company, or merge with and into the Company (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or otherwise transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

    (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

    (p) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall
(i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of Common Stock, then in any such case
(A) the number of one one-hundredths of a Preferred Stock shares purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Stock shares so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Stock outstanding immediately before such event and the denominator of which is the number of Common Stock outstanding immediately after such event, and (B) each Common Stock shares outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Stock shares outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

    (q) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

SECTION 12.    CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER
OF SHARES

    Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

SECTION 13.   CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
ASSETS OR EARNING POWER

    (a) If, following the Distribution Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, (iii) any Person shall acquire all or a majority of the Common Stock pursuant to a statutory plan of exchange, or (iv) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Stock shares for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Stock shares for which a Right is then exercisable and dividing that product by (2) 50% of the then current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party after the first occurrence of an event described in this Section 13(a); (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any event described in this Section 13(a).

    (b)  "Principal Party" shall mean:

         (i)  in the case of any transaction described in clause
(i), (ii) or (iii) of Section 13(a), (A) the Person that is the issuer of any securities into which Common Stock of the Company are converted in such merger, consolidation or for which they are exchanged in such statutory plan of exchange, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current per share market price (determined in accordance with Section 11(d)) and (B) if no securities are so issued, the Person that is the other party to such merger, consolidation or statutory plan of exchange, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current per share market price (determined in accordance with Section 11(d)); and

         (ii) in the case of any transaction described in clause
(iv) of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current per share market price (determined in accordance with Section 11(d)); provided, however, that in any such case, (A) if the Common Stock of such Person are not at such time and have not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (B) if the Common Stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (C) if the Common Stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current per share market price (determined in accordance with Section 11(d)); and (D) if the Common Stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

    (c) The Company shall not consummate any such consolidation, merger, statutory plan of exchange, sale or transfer unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that (i) such Principal Party shall, upon consummation of such consolidation, merger, statutory plan of exchange or sale or transfer of assets or earning power, assume this Agreement in accordance with Section 13, (ii) all rights of first refusal or preemptive rights in respect of the issuance of Common Stock of such Principal Party upon exercise of outstanding Rights have been waived, (iii) any provision of the authorized securities of such Principal Party or of its charter, bylaws or other instruments governing its corporate affairs which would obligate such Principal Party to issue in connection with, or as a consequence of, the consummation of a transaction referred to in Section 13(a), Common Stock of such Principal Party at less than the then-current per share market price (determined in accordance with Section 11(d)(i)) or securities exercisable for, or convertible into, such Common Stock at less than such then-current per share market price (other than to the holders of Rights pursuant to this Section 13) have been waived or canceled, and (iv) such transaction shall not result in a default by such Principal Party under this Agreement and further providing that, as soon as practicable after the date of any consolidation, merger, statutory plan of exchange or sale or transfer of assets or earning power referred to in Section 13(a), such Principal Party will:

              (A) prepare and file a registration statement under the Securities Act of 1933, as amended, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act of 1933, as amended) until the Final Expiration Date of the Rights, and similarly comply with applicable state securities laws;

              (B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the Blue Sky laws of such jurisdictions as may be necessary or appropriate;

              (C) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights or to meet the eligibility requirements for quotation of the Rights and such securities on NASDAQ or other system then in use; and

              (D) deliver to holders of the Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

    In the event that at any time after the occurrence of an event described in Section 11(a)(ii) hereof some or all of the Rights shall not have then been exercised at the time of the occurrence of an event described in Section 13(a) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a) (without taking into account any prior adjustment required by
Section 11(a)(ii)).

    (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

    (e) Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be applicable to a transaction described in Section 13(a)(i), (ii) or (iii) if:

         (i) such transaction is consummated with a Person or Persons who acquired Common Stock pursuant to a tender offer described in Section 11(a)(iii) (or with a wholly-owned
Subsidiary of any such Person or Persons),

         (ii) the price per Common Stock shares offered in such transaction is not less than the price per Common Stock shares paid to all holders of Common Stock whose shares were purchased pursuant to such tender or exchange offer, and

         (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights shall expire.

    The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments, or securities outstanding, or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under
Section 11(a)(ii) and shall survive any exercise thereof.

SECTION 14.   FRACTIONAL RIGHTS AND FRACTIONAL SHARES

    (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last reported trade in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

    (b) The Company shall not be required to issue fractions of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a Preferred Stock shares) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a Preferred Stock shares). Fractions of Preferred Stock in integral multiples of one one-hundredth of a Preferred Stock shares may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; PROVIDED, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional Preferred Stock that are not integral multiples of one one-hundredth of a Preferred Stock shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Stock shares. For the purposes of this Section 14(b), the current market value of a Preferred Stock shares shall be the closing price of a Preferred Stock shares (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

    (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

SECTION 15.   RIGHTS OF ACTION

    All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.
Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Holders of rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

SECTION 16.   AGREEMENT OF RIGHT HOLDERS

    Every holder of a Right, by accepting the same, consents and agrees with the Company and with every other holder of a Right that:

    (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common
Stock;

    (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

    (c) the Company may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 17.   RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER

    No holder of any Right Certificate, by reason of being a holder of such Right Certificate, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, by reason of being a holder of such Right Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18.   CONCERNING THE RIGHTS AGENT

    (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

    (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

SECTION 19.   MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
RIGHTS AGENT

    (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

    (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20.   DUTIES OF RIGHTS AGENT

    The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right
Certificates, by their acceptance thereof, shall be bound:

    (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

    (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter, including, without limitation, the identity of any Acquiring Person and the determination of "current per share market price," (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

    (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

    (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

    (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

    (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

    (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

    (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

    (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

    (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

SECTION 21.   CHANGE OF RIGHTS AGENT

    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States so long as such corporation is authorized to do business as a banking institution, is authorized under such laws to exercise corporate trust or stock transfer powers, is in good standing, and is subject to supervision or examination by federal or state authority, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22.   ISSUANCE OF NEW RIGHT CERTIFICATES

    Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23.   REDEMPTION

    (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date (which ten-day period may be extended by the Board of Directors for successive periods of ten days, not to exceed an aggregate of 30 days following the Stock Acquisition Date) or
(ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); PROVIDED, HOWEVER, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not direct or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, and (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this
Section 23. Notwithstanding anything contained in this Agreement or the contrary, the Rights shall not exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company, may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price," as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

    (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.
Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

SECTION 24.   EXCHANGE

    (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Stock at an exchange ratio of one Common Stock shares per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any such Subsidiary, or of any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

    (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of
Section 11(a)(ii) hereof) held by each holder of Rights.

    (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or equivalent preferred shares, as such term is defined in
Section 11(b) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Stock shares (or equivalent preferred share) for each Common Stock shares, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a Preferred Stock shares delivered in lieu of each Common Stock shares shall have the same voting rights as one Common Stock shares.

    (d) In the event that there shall not be sufficient Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall use its best efforts to cause all such action to be taken as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights.

    (e) The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional Common Stock. In lieu of such fractional Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Stock shares. For the purposes of this paragraph (e), the current market value of a whole Common Stock share shall be the closing price of a Common Stock share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.

SECTION 25.   NOTICE OF CERTAIN EVENTS

    (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.

    (b)  In case any of the events set forth in
Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

SECTION 26.   NOTICES

    Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

    Sierra Tahoe Bancorp
    10181 Truckee-Tahoe Airport Road
    P. O. Box 61000
    Truckee, CA 96160
    Attn:  President and Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

    American Stock Transfer & Trust Co.
    620 15th Avenue, Third Floor
    Brooklyn, NY  11219
    Attn:  Isaac Kagan

    Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27.   SUPPLEMENTS AND AMENDMENTS

    The Board of Directors and the Rights Agent may from time to time, if the Board so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to raise or lower the thresholds set forth in Sections l(a) and 3(a), provided the threshold may not be lowered to less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) and (ii) 10%. This Agreement shall not be supplemented or amended in any way following the Distribution Date unless such amendment is approved by a majority of the Board of Directors whose determination shall be final. Upon the delivery of a certificate from an appropriate officer of the Company which states that the propose supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

SECTION 28.   REGISTRATION OF SECURITIES

    The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file, if deemed necessary by the Company, such registration statements and other filings under the Securities Act of 1933, as amended, and the securities or "blue sky" laws of any state, with respect to any securities purchasable upon the exercise of the Rights, and to permit the same to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification has been obtained or a registration statement has become effective in such jurisdiction.

SECTION 29.   DETERMINATION AND ACTIONS BY THE BOARD OF
DIRECTORS

    The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or to not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

SECTION 30.   SUCCESSORS

    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 31.   BENEFITS OF THIS AGREEMENT

    Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

SECTION 32.   SEVERABILITY

    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 33.   GOVERNING LAW

    This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
SECTION 34.   COUNTERPARTS

    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
SECTION 35.   DESCRIPTIVE HEADINGS

    Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                           SIERRA TAHOE BANCORP



                        By: /s/ David C. Broadley
                           DAVID C. BROADLEY
                           Executive Vice President and
                              Chief Financial Officer


                           AMERICAN STOCK TRANSFER & TRUST CO.



                        By: /s/ Herbert J. Lemmer
                           HERBERT J. LEMMER

                        Title: Vice President

                           EXHIBIT A


                              FORM
                               OF
                 CERTIFICATE OF DESIGNATION FOR
         SERIES A JUNIOR PARTICIPATING PREFERRED SHARES
                               OF
         Sierra Tahoe Bancorp, a California Corporation

    Pursuant to Section 401 of the California Corporations Code:

    We, William T. Fike, Chief Executive Officer, and
A. Morgan Jones Secretary, of Sierra Tahoe Bancorp, a corporation organized and existing under the laws of California
("Corporation"), do hereby certify as follows:

    1. The authorized number of shares of the Corporation's preferred stock is 10,000,000.

    2. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors on December 21, 1995, adopted the following resolution creating a series of 200,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

    RESOLVED FURTHER, That the Board of Directors, to implement the Rights, pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

"SERIES A JUNIOR PARTICIPATING PREFERRED STOCK:

Paragraph 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Paragraph 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (each payment date determined by the Board of Directors being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (C) The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Paragraph 3.  VOTING RIGHTS.  The holders of shares of
Series A Preferred Stock shall have the following voting rights:

         (A)  Subject to the provision for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such an event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Amendment to the Certificate of Incorporation or Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Paragraph 4.  CERTAIN RESTRICTIONS.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
    up) to the Series A Preferred Stock;

         (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranging junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

Paragraph 5.  REACQUIRED SHARES.

    Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Amendment to the Certificate of Incorporation or Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Paragraph 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Paragraph 7.  CONSOLIDATION, MERGER, ETC.

    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock), then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Paragraph 8.  NO REDEMPTION.

    The shares of Series A Preferred Stock shall not be redeemable.

Paragraph 9.  RANK.

    The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred
Stock.

Paragraph 10.  AMENDMENT.

    The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least 60% of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Paragraph 11.  FRACTIONAL SHARES.

    The Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series A preferred Stock."



Executed this 3rd day of January, 1996. The undersigned affirm under penalties of perjury that the foregoing instrument is the act and deed of the Corporation and that the facts stated therein are true.



              Sierra Tahoe Bancorp


              By: /s/ William T. Fike
                 William T. Fike, Chief
                 Executive Officer



              By: /s/ A. Morgan Jones
                  A. Morgan Jones, Secretary

STATE OF CALIFORNIA               )
                                  )  ss
COUNTY OF     NEVADA              )


    On this 3rd day of January, 1996, before me, Joanne Zahn, a Notary Public in and for said County and State, personally appeared William T. Fike (X) personally known to me OR ( ) proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity on behalf of which the person acted, executed the instrument.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


(Notary Seal)            /s/ Joanne Zahn







STATE OF CALIFORNIA               )
                                  )  ss
COUNTY OF     NEVADA              )


    On this 3rd day of January, 1996, before me, Joanne Zahn, a Notary Public in and for said County and State, personally appeared A. Morgan Jones(X) personally known to me OR ( ) proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity on behalf of which the person acted, executed the instrument.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


(Notary Seal)               /s/ Joanne Zahn

                           EXHIBIT B

                   FORM OF RIGHT CERTIFICATE

                   Certificate No. R- Rights

    NOT EXERCISABLE AFTER JANUARY 16, 2006 OR EARLIER IF
    REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO
    REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS
    SET FORTH IN THE RIGHTS AGREEMENT.

                        RIGHT CERTIFICATE

                       Sierra Tahoe Bancorp

    This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 16, 1996 ("Rights Agreement"), between Sierra Tahoe Bancorp, a California corporation ("Company"), and American Stock Transfer & Trust Co. ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., San Francisco time, on January 16, 2006 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock ("Preferred Shares"), of the Company, at a purchase price of $40.00 per one one-hundredth of a Preferred Share ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 16, 1996, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

    This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

    This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, no par value.

    No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

    No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

    This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

    WITNESS the facsimile signature of the proper officers of
the Company and its corporate seal.  Dated as of
        .

ATTEST:                      Sierra Tahoe Bancorp


                             By:_________________________
                             Countersigned:
                             AMERICAN STOCK TRANSFER AND
                             TRUST CO.

                             By:________________________
                                Authorized Signature

            Form of Reverse Side of Right Certificate

                        FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto
_______________________________________________________________________________

          (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______, ____.


                                  ___________________________
                                  Signature

Signature Guaranteed:


______________________________

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of
1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                  --------------------------
                                    Signature


Form of Reverse Side of Right Certificate -- continued

                  FORM OF ELECTION TO PURCHASE

        (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

To SIERRA TAHOE BANCORP:

    The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number

_________________________________________________________________
(Please print name and address)

_________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

_________________________________________________________________
(Please print name and address)

_________________________________________________________________

Dated: _________________


                                  ___________________________
                                  Signature

Signature Guaranteed:


______________________________

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of
1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.






      Form of Reverse Side of Right Certificate -- continued

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                  --------------------------
                                    Signature


                             NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right
     Certificate in every particular, without alteration or enlargement or any change whatsoever.

 In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right
    Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such
     Assignment or Election to Purchase will not be honored.

                           EXHIBIT C


         SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

On December 21, 1995, the Board of Directors of Sierra Tahoe Bancorp ("Company") declared a dividend of one preferred share purchase right ("Right") for each outstanding share of common stock, no par value ("Common Stock"), of the Company. The dividend is payable on January 16, 1996 ("Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value ("Preferred Stock"), of the Company at a price of $40 per one one-hundredth of a share of Preferred Stock ("Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 16, 1996 ("Rights Agreement") between the Company and American Stock Transfer & Trust Co., as Rights agent ("Rights Agent").

    Initially, the Rights will be attached to all certificates representing Common Stock then outstanding, regardless of whether any such certificates have a copy of this Summary of Rights attached thereto, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons ("Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Stock ("Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Common Stock.

    The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date.
The Rights will expire on January 16, 2006 ("Final Expiration
Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

    The Purchase Price payable, and the number of Preferred
Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or a subdivision, consolidation or combination of the Common Stock occurring, in any such case, prior to the Distribution Date.

    Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

    Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential dividend payment of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

    In the event that any person becomes the beneficial owner of 10% or more of the Common Stock of the Company, ten (10) days thereafter ("Flip-In Event") each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the "Flip-In Right"). In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right. Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

    At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 50% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 10% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

    At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date (or as extended by the Board of Directors not to exceed 30 days), or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right ("Redemption Price"). The redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Additionally, the Board of Directors may, following the Stock Acquisition Date, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price providing that either (a) the Acquiring Person reduces his beneficial ownership to less than 10% of the voting power of the Company in a manner which is satisfactory to the Directors and there are not other Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person. The redemption of Rights described in the preceding sentence shall be effective only after ten (10) business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    Until a Right is exercised, the holder of a Right will not, by reason of being such a holder, have rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

    The terms of the Rights may be amended by the Board of Directors of the Company in any manner without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

    As of January 3, 1996, there were 2,592,419 shares of Common Stock issued and outstanding (including treasury shares), 468,052 shares reserved for issuance under employee stock option plans and 1,000,000 shares reserved for issuance upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures due February 1, 2004 ("Convertible Debentures"). Each outstanding share of Common Stock on January 16, 1996 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date (including shares issued upon conversion the Convertible Debentures) so that all such shares will have attached Rights. As provided above, however, upon and following the occurrence of the Flip-In Event, any such Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right. There will be 200,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights.

    The Rights Agreement is designed to protect shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally such as, among others, partial and two-tier tender offers, coercive offers, and creeping stock accumulation programs. Such practices can pressure stock holders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company. If an unsolicited offer is made, and the Board determines that it is fair and in the best interest of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and permit the offer to proceed. Essentially, the Rights Agreement will provide the Board with sufficient opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder, and will therefore enable the Board to represent the interests of all shareholders more effectively. Of course, in deciding whether to redeem the Rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

    A copy of the Rights Agreement is filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

                      SIERRA TAHOE BANCORP
                        CROSS-REFERENCE:
                  TICKER: STBS   EXCHANGE: NMS
                              8-A

                           Exhibit 28


                 FILING-DATE: December 27, 1995


          FOR:           SIERRA TAHOE BANCORP

          APPROVED BY:   William T. Fike
                         President and Chief Executive Officer
                         (916) 582-3000

          CONTACT:       Morgen-Walke Associates
                         Doug Sherk, Jenifer Kirtland, David  Gennarelli
                         (415) 296-7383
                         Elissa Grabowski, Jill Ruja
                         (212) 850-5600

For Immediate Release

   SIERRA TAHOE BANCORP ADOPTS SHAREHOLDER PROTECTION RIGHTS PLAN

TRUCKEE, CA (December 27, 1995) - Sierra Tahoe Bancorp (Nasdaq: STBS) today announced the adoption of a Shareholder Protection Rights Plan and declared a dividend of one right for each outstanding share of the Company's common stock.
     The Shareholder Protection Rights Plan is a dividend of rights to existing stockholders to acquire stock of the Company and is designed to protect the Company and its stockholders against abusive takeover attempts and tactics. In essence, the rights plan would dilute the interests of an entity attempting to take control of the Company if the attempt is not deemed by the Board of Directors to be in the best interests of all stockholders.
If the Board of Directors determines that an offer is in the best interests of the stockholders, the stock rights may be redeemed for nominal value, allowing the entity to acquire control of the Company.
     Until it is announced that a person or group has acquired 10% or more of Sierra Tahoe Bancorp's common stock or commences a tender offer that will result in such person or group owning 10% or more of Sierra Tahoe Bancorp's common stock, the rights will be evidenced by the common stock certificates, and will automatically trade with the common stock but will not be exercisable.
     If any person or group acquires 10% or more of Sierra Tahoe Bancorp's common stock, then each right will entitle its holder (other than the 10% shareholder) to purchase Sierra Tahoe Bancorp common stock at half-price.
The rights plan was not adopted in response to any specific takeover proposal.
     "The Company is successfully executing a business strategy of building on our expertise in SBA lending and expanding our presence in our markets in Northern California and Nevada," said William T. Fike, President and Chief Executive Officer. "We believe these activities are positioning the Company for growth and improved profitability that will result in enhanced value for our shareholders. The purpose of the Shareholder Protection Rights Plan is to enable the Company to move forward with its plans without the distraction of tactics which may not maximize value for all Sierra Tahoe Bancorp shareholders."
     Jerrold T. Henley, Chairman, said, "The Board is committed to enhancing shareholder value. This decision was reached after consultation with investment bankers and after considering the rights plan at several committee and Board meetings."
     Additional details of the Shareholder Rights Plan will be outlined in a letter that will be mailed to all stockholders.
     Sierra Tahoe Bancorp is a bank holding company, operating in Northern California and Nevada through its subsidiary banks, Truckee River Bank in Truckee, California and Sierra Bank of Nevada in Reno, Nevada.